Exhibit m(iv) under Form N-1A

                                               Exhibit 1 under Item 601/Reg. S-K



                                   EXHIBIT D
                                     to the
                               Distribution Plan

                             FEDERATED MDT SERIES:
                         Federated MDT Large Value Fund
                                 CLASS A SHARES

         This Exhibit D to the Distribution Plan is adopted as of the 15th day of November, 2007, by FEDERATED MDT SERIES with respect to the Class A Shares of the Funds of the Trust set forth above.

         As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.05 of 1% of the average aggregate net asset value of the Class A Shares of the Funds of Federated MDT Series held during the month.

         Witness the due execution hereof this 1st day of December, 2007


                                     FEDERATED MDT SERIES


                                     By:  /s/ J. Christopher Donahue
                                     Name: J. Christopher Donahue
                                     Title:  President

                                   EXHIBIT E
                                     to the
                               Distribution Plan

                             FEDERATED MDT SERIES:

                       Federated MDT Large Cap Value Fund
                                 CLASS C SHARES

         This Exhibit E to the Distribution Plan is adopted as of the 17th day of November, 2007, by FEDERATED MDT SERIES with respect to the Class C Shares of the Funds of the Trust set forth above.

         As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class C Shares of the Funds of Federated MDT Series held during the month.

         Witness the due execution hereof this 1st day of December, 2007.



                                     FEDERATED MDT SERIES


                                     By:  /s/ J. Christopher Donahue
                                     Name: J. Christopher Donahue
                                     Title:  President

                                   EXHIBIT F
                                     to the
                               Distribution Plan

                             FEDERATED MDT SERIES:

                       Federated MDT Large Cap Value Fund

                                 CLASS K SHARES

         This Exhibit F to the Distribution Plan is adopted as of the 17th day of November, 2007, by FEDERATED MDT SERIES with respect to the Class K Shares of the Funds of the Trust set forth above.

         As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.50 of 1% of the average aggregate net asset value of the Class K Shares of the Funds of Federated MDT Series held during the month.

         Witness the due execution hereof this 1st day of December, 2007.



                                     FEDERATED MDT SERIES


                                     By:  /s/ J. Christopher Donahue
                                     Name: J. Christopher Donahue
                                     Title:  President











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